AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 5, 1998

                                                    Registration No. 333-24643


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            -----------------------

                        POST-EFFECTIVE AMENDMENT NO. 1 TO

                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                         ----------------------------

                            AMERAC ENERGY CORPORATION
             (Exact name of registrant as specified in its charter)

        DELAWARE
     (State or other
      jurisdiction                                          75-2181442
   of incorporation or                                   (I.R.S. Employer
      organization)                                     Identification No.)

                           1201 LOUISIANA, SUITE 3350
                              HOUSTON, TEXAS 77002
                                (713) 308-5250
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                           -------------------------

                                 JAMES H. PRICE
                            VICE PRESIDENT - FINANCE
                            AMERAC ENERGY CORPORATION
                           1201 LOUISIANA, SUITE 3350
                              HOUSTON, TEXAS 77002
                                (713) 308-5250
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                                EXPLANATORY NOTE

      Amerac Energy Corporation (the "Registrant") previously filed a Registration Statement on Form S-3 (Registration Number 333-24643) (the "Registration Statement") covering up to 1,677,459 shares of its common stock, par value $.05 per share ("Common Stock"), to be sold from time to time by the selling shareholders named in the Registration Statement, and 154,175 shares of Common Stock issuable upon the exercise of certain warrants described in the Registration Statement (the "Warrants"). Pursuant to this Post-Effective Amendment No. 1 to the Registration Statement, the Registrant deregisters all such shares of its Common Stock not previously sold, including all such shares of Common Stock issuable upon the exercise of Warrants. In accordance with the Amended and Restated Agreement and Plan of Merger, dated as of November 17, 1997 (the "Merger Agreement"), by and among Southern Mineral Corporation ("SMC"), SMC Acquisition Corp. ("Sub") and the Registrant, effective upon the filing with the Secretary of State of the State of Delaware on January 28, 1998, Sub merged with and into the Registrant and the Registrant became a wholly owned subsidiary of SMC (the "Merger"). At such time, pursuant to and in accordance with the Merger Agreement, all of the Common Stock of the Registrant outstanding immediately prior to the Merger (except as otherwise provided in the Merger Agreement) was converted to the right to receive shares of the common stock, par value $.01 per share, of SMC, and cash in lieu of any fractional shares. The reason for deregistration is the consummation of the Merger. All shares of Common Stock are now being deregistered and the Registration Statement shall have no further force or effect.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on June 5, 1998.

                                         AMERAC ENERGY CORPORATION

                                         By: /s/ JAMES H. PRICE
                                                 James H. Price
                                                 Vice President - Finance


      Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


        SIGNATURE                         TITLE                      DATE

                          Director, President and Chief
/s/ STEVEN H. MIKEL        Executive Officer (principal
Steven H. Mikel            executive officer)                   June 5, 1998

                           Director and Vice President-Finance
/s/ JAMES H. PRICE         (principal financial and accounting
James H. Price             officer)                             June 5, 1998

/s/ JOHN A. WALKER         Director and Vice President -
John A. Walker             Exploration                          June 5, 1998